Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Stuart Rothstein	NYSE: AMTG

(212) 822-0722

Apollo Residential Mortgage, Inc.

Reports Third Quarter 2011 Financial Results

New York, NY, November 8, 2011 - Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG), which commenced operations on July 27, 2011, reported an Operating Loss (as defined below) of $760,000, or $0.07 per share, for the period from commencement of operations to September 30, 2011. Net loss available to common stockholders for the same period was $1.9 million or $0.18 per share. (All per share information is presented on a diluted basis.).

Stuart Rothstein, Chief Financial Officer of the Company, commented “The operating loss the Company experienced in the third quarter is tied to our pace of deployment as previously announced in an earlier press release. At present, the Company has substantially deployed the capital received in its IPO and concurrent private placement and we expect the Company’s operating earnings in upcoming quarters will reflect a return on equity consistent with a substantially invested portfolio.”

Portfolio Activity:

•	Completed an initial public offering and concurrent private placement of 10.3 million shares generating aggregate net proceeds of approximately $203 million in July 2011.

•

Invested equity of $73.9 million at September 30, 2011 includes a portfolio of Agency residential mortgage-backed securities (“RMBS”) with an estimated fair value of $492.9 million and non-Agency RMBS with an estimated fair value of $66.5 million at September 30, 2011.

•	Entered into 17 master repurchase agreements representing over $3.5 billion of potential financing capacity.

•	Purchased Agency RMBS totaling approximately $616.2 million and non-Agency RMBS totaling approximately $40.9 million during October 2011.

•

Investments through October 31, 2011 totaled approximately $1.2 billion, comprised of approximately $1.1 billion of Agency RMBS and approximately $107.6 million of non-Agency RMBS. This results in an average debt-to-equity ratio of approximately six to one and a return profile consistent with our initial expectations.

Michael A. Commaroto, Chief Executive Officer of the Company, commented, “Through the diligent efforts of our investment team we have found what we believe to be attractive investments in each of our Agency RMBS and non-Agency RMBS target asset classes and believe we have accumulated a diversified and attractively valued portfolio on a risk adjusted basis. While our pace of deployment has been measured, we have been focused and diligent in our efforts and we were very active in October as we saw attractive opportunities in the market.”

Portfolio Summary

The following tables set forth additional detail regarding the Company’s portfolio as of September 30, 2011:

Residential Mortgage-Backed Securities

(dollar amounts in thousands)

	Principal Balance	Unamortized Premium (Discount)	Amortized Cost *	Estimated Fair Value*	Net Weighted Average Coupon**	Weighted Average Yield ***
Agency RMBS
30 year fixed-rate	$311,120	$19,704	$330,824	$330,020	4.0%	2.5%
ARMs	153,545	7,136	160,681	160,371	2.9	2.1
Interest-only securities	13,393	(10,879)	2,514	2,523	6.3	15.8

Total Agency RMBS	478,058	15,961	494,019	492,914	3.7	2.4

Non-Agency RMBS	99,262	(32,613)	66,649	66,471	1.2	12.3

Total RMBS	$577,320	$(16,652)	$560,668	$559,385	3.3%	3.6%

*	Includes unsettled purchases with an aggregate cost of $133.6 million and estimated fair value of $132.8 million at September 30, 2011.
**	Net weighted average coupon (“WAC”) is presented net of servicing and other fees.
***	Weighted average yield incorporates future prepayment and loss assumptions.

The following table sets forth the Company’s borrowings as of September 30, 2011 as well as the borrowings and cost of funds expected once the current portfolio is fully levered:

Current and Expected Financing *

(dollar amounts in thousands)

		Fully Levered *
Collateral	Current Balance	Expected Fully Levered Balance	Expected Cost of Funds	Expected Hedged Cost of Funds

Agency RMBS	$345,736	$438,672	0.3%	0.6%
Non-Agency RMBS	46,837	46,837	1.7	1.7

Total	$392,573	$485,509	0.4%	0.7%

*	Assumes the Company adds $92.9 million of additional leverage to the current portfolio at a rate of approximately 32 basis points.

Michael Commaroto commented “Consistent with our initial business plan, we expect to use six to eight turns of leverage on our Agency RMBS securities and two to three turns of leverage on our non-Agency RMBS securities in order to seek to generate attractive risk adjusted levered returns on our invested capital.”

The Company’s Agency RMBS experienced prepayments slower than the related cohort due to the selection of securities with characteristics that were expected to mitigate prepayments, such as low loan balance or those that have already been refinanced through the Home Affordable Refinance Program. The weighted average cost basis of the Agency portfolio was 103.3% of par as of September 30, 2011.

The Company’s non-Agency RMBS investments consist primarily of seasoned sub-prime securities with vintages that range from 2002 to 2007. The non-Agency RMBS investments are bonds either with significant credit enhancement, or in the event there is limited credit enhancement, bonds trading at a deep enough discount such that the Company expects to earn an attractive yield over the life of the bond. The weighted average cost basis of the non-Agency RMBS portfolio was 67.1% of par as of September 30, 2011.

Definition of Operating Earnings (Loss)

Operating Earnings (Loss) is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined as GAAP net income (loss) as adjusted, excluding (i) non-cash equity compensation expense; (ii) any unrealized gains, losses or other non-cash items; (iii) any realized gain or loss on sale of investments; and (iv) one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between the Company and its Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of Operating Earnings (Loss) Per Share to Net Income Available to Common Stockholders Per Share

The table below reconciles Operating Earnings (Loss) with net income available to common stockholders for the period from July 27, 2011 (commencement of operations) through September 30, 2011 (dollar amounts in thousands except share and per share data):

	For the Period from July 27, 2011 (commencement of operations) through September 30, 2011	Earnings Per Share (Diluted)
Operating earnings:
Net loss	$(1,886)	$(0.18)
Adjustments:
Non-cash stock-based compensation expense	70	0.01
Unrealized loss on securities	1,283	0.12
Unrealized loss on derivative instruments	108	0.01
Realized gain on securities	(335)	(0.03)

Total adjustments:	1,126	0.11

Operating earnings (loss)	$(760)	$(0.07)

Basic and diluted weighted average common shares outstanding:		10,301,250

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Tuesday, November 8, 2011 at 5:00 p.m. Eastern Time. A presentation will be available on the Company’s website at www.apolloresidentialmortgage.com. The presentation will be accessible beginning one hour prior to the conference call, and will remain accessible for 30 days on the Company’s website.

Members of the public who are interested in participating in the Company’s third quarter earnings teleconference call should dial from the U.S., (877) 706-7548, or from outside the U.S., (706) 902-2150, shortly before 5:00 p.m. and reference the Apollo Residential Mortgage, Inc. Teleconference Call (number 17284988). Please note that the teleconference call will be available for replay beginning at 6:00 p.m. on Tuesday, November 8, 2011, and ending at midnight on Tuesday, November 15, 2011. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 17284988.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

About Apollo Residential Mortgage, Inc.

The Company is a residential real estate finance company that has been formed primarily to invest in, finance and manage mortgage-backed securities, residential mortgage loans and other residential mortgage assets in the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company, an indirect subsidiary of Apollo Global Management, LLC.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Apollo Residential Mortgage, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet (Unaudited)

(in thousands—except share and per share data)

September 30, 2011
Assets:
Cash and cash equivalents	$161,454
Restricted cash	3,119
Mortgage-backed securities, at fair value	559,385
Interest receivable	1,281
Investment related receivable	6,915
Deferred financing costs, net	486
Derivative asset	436
Other assets	538

Total Assets	$733,614

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$392,573
Accrued interest payable	159
Investment related payable	134,425
Derivative liability	544
Accounts payable and accrued expenses	1,184
Payable to related party	3,595

Total Liabilities	532,480

Stockholders’ Equity:
Common stock, $0.01 par value, 450,000,000 shares authorized, 10,270,000 shares issued and outstanding	103
Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding	—
Additional paid-in-capital	202,917
Accumulated deficit	(1,886)

Total Stockholders’ Equity	201,134

Total Liabilities and Stockholders’ Equity	$733,614

Apollo Residential Mortgage, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands—except share and per share data)

For the Period from July 27, 2011 (commencement of operations) through September 30, 2011
Net interest income:
Interest income	$1,555
Interest expense	(143)

Net interest income	1,412

Operating expenses:
General and administrative (includes $70 non-cash stock based compensation)	(1,578)
Management fee – related party	(549)

Total operating expenses	(2,127)
Realized gain on sale of investments	335
Unrealized loss on investments	(1,283)
Loss on derivative instruments (includes $108 of unrealized losses)	(223)

Net loss	($1,886)

Basic and diluted net loss per share of common stock	($0.18)

Basic and diluted weighted average common shares outstanding	10,301,250